ARGOS THERAPEUTICS, INC.

Terms and Conditions of
Restricted Stock Awards
Granted Under 2014 Stock Incentive Plan

These Terms and Conditions apply to the restricted stock award (the "Award") which has been granted to you by Argos Therapeutics, Inc., a Delaware corporation (the "Company"). By acceptance of that award, you acknowledge and agree to these terms and conditions, as well as those contained in the 2014 Stock Incentive Plan (the "Plan"). The details of your Award, with respect to the number of shares, the grant date and the date(s) on which the Company's right of repurchase shall lapse, are all set forth in a separate notification of your Award and are incorporated herein by reference thereto.

The Company administers the Plan through Computershare and details with respect to your Award can be accessed at any time through Computershare.

1. Type of Award.

   The Award shall be a restricted stock award.

2. Lapsing Repurchase Schedule.

   The Award is subject to a lapsing right of repurchase by the Company, which shall lapse according to the schedule which is available for review through Computershare.

3. Continuous Relationship with the Company Required.

   The Company may repurchase all or any portion of the Award for which the repurchase right has not lapsed in the event you are no longer an employee or officer of, or consultant or advisor to, the Company or any parent or subsidiary of the Company. In the event the Company exercises its right of repurchase, the purchase price to be paid in such transaction shall be the lower of (a) $1.00 in the aggregate for all shares subject to the right of repurchase or (b) the aggregate fair market value of such shares.

4. Transfer Restrictions.

   This Award may not be sold, assigned, transferred, pledged or otherwise encumbered by you with respect to any portion of the Award still subject to the right of repurchase.

5. Provisions of the Plan.

   This Award is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this Award through the Computershare web portal.